AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON July 5, 2001

REGISTRATION NO.

           SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549

                         FORM SB-2

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      TRAP & TRACK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

  Utah                                           87-0670848
 (State of    (Primary standard industrial    (I.R.S. employer
Incorporation) classification code number) identification number)

            456 East State Street, Suite 500
               American Fork, Utah 84003
                    801-756-9946
     (Address and telephone number of Registrant's principal executive offices)

                   Daniel G. Wolfe
                10922 Panorama Drive
                Highland, Utah 84003
                      801-420-2102
 (Name, address, and telephone number of Agent for Service of Process)

                          Copies to:
                     Jody M. Walker, Esq.
                    7841 South Garfield Way
                      Littleton, CO 80122
                         (303) 850-7637
                   (303) 220-9902 - facsimile

Approximate Date of Commencement of Proposed Sale to the Public:
Effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box [ ]



                     CALCULATION OF REGISTRATION FEE

Title of Each Class     Amount of
Securities to be      Shares to be       Valuation      Aggregat     Registration
Registered             Registered           Per Share     Valuation         Fee
Common Shares         5,000,000            $1.00    $5,000,000        $1,390.00
Common Shares            80,000            $1.00       $80,000            22.24
                      ---------                     ----------        ---------
                      5,080,000                     $5,080,000        $1,412.24



__________________
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                Trap & Track Technologies, Inc.

                     $5,000,000

                   5,000,000 Common Shares
                 At $1.00 per Common Share

      80,000 Common Shares on behalf of the Selling Shareholder

            There is no minimum offering amount or
                 minimum investment amount


Trap & Track will develop and market a portable monitoring and tracking device to secure mobile property.


_________________________

This is our initial public offering and no public market current
exists for our securities.   We have not applied to be listed on any
trading market or exchange.

We do not currently have sufficient capital to meet our financial needs for the next twelve months.


An investment in our securities involves high risk. Consider carefully the risk factors beginning on page 8 in the prospectus.


                                    Per
                                  Common Share          Total

Public Price                        $1.00           $5,000,000
Underwriting
   Commissions                      $ .10           $  500,000
Proceeds to Trap & Track            $ .90           $4,500,000

*Up to a 10% commissions will only be paid if a registered broker-dealer sells our common shares.

_________________________


Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

_________________________


Date:  June 25, 2001

TABLE OF CONTENTS

Summary of the Offering                               5
Risk Factors                                          5
   We have not conducted any significant operations
   You will experience immediate dilution
   We will require additional financing
   We may not be able to develop products from our
      unproven technology
   We will be subject to restrictions imposed by
      government regulation
   If our wireless communications technology does not
      perform
   Our channels of distribution are not extensive
   If we do not keep pace with rapid technological
      Changes
   Concerns about health risks
Forward Looking Statements                            6
Selling Security Holder                               6
Trap & Track                                          7
Use of Proceeds                                      10
Dilution                                             11
Management's Discussion and Analysis
   of Financial Condition
   and Results of Operations                         13
Determination of Offering Price                      14
Plan of Distribution                                 14
Management                                           14
Principal Shareholders                               15
Indemnification                                      16
Certain Transactions                                 16
Description of Securities                            17
Experts                                              17
Interests of Named Experts and Counsel               17
Legal Matters                                        17
Reports                                              18
Financial Statements                                 19

              SUMMARY OF THE OFFERING

Corporate History   Trap & Track was incorporated on April 23, 2001
under the laws of the State of Utah.

Trap & Track's principal executive and administrative offices are at
456 East State Street, Suite 500, American Fork, Utah, 84003.   We
have not yet had a need to rent our own facilities.   We intend to pay
$700 per month after the effective date of the offering to Daniel Wolfe, president/director for the partial use of his office and equipment, as needed.

Operations.     We shall develop and market text messaging in a
wireless monitoring and radio tracking device to secure mobile
property and individuals such as children and elderly.   The PPSD uses
common radio frequency, GPS, cellular technologies and several types of motion and light sensor devices.

We are a development stage company. We have never had any significant operations nor have we generated any significant revenue.

Outstanding
   Securities                         5,000,000 common shares

The Offering                          Up to a maximum of
                                      5,000,000 common shares

Offering termination                  March 31, 2002

Arbitrary Offering Price.   The aggregate offering price and number of
the common shares to be offered were arbitrarily determined by Trap &
Track.

Plan of Distribution.   Our officers and directors are offering the
common shares on a self-underwritten basis.   If a selected
broker/dealer sells any common shares, standard commissions not to exceed 10% of the offering price will be paid.

Public Market    There is no public market for the common shares.

Use of Proceeds   The proceeds from this offering will be used to
build a second generation prototype, finalize patent, miniaturize and weatherproof the technology, finalize product features, models and pricing, marketing and manufacturing.

Trap & Track will use the net proceeds of the offering over the next twelve months.

No Commitment to purchase Common Shares.   No commitment by anyone
exists to purchase any of the common shares we are offering.


                         RISK FACTORS


1.   We have not conducted any significant operations to date and have
not generated any significant revenues.   You may lose your entire
investment.

Since our incorporation, our activities have been principally devoted to positioning ourselves to achieve our business objectives. We have had no material operating revenue to date and expect to incur losses and administrative expenses until we begin the sales of our products
or we receive revenues from any of our proposed operations.   To date,
we have an operating loss of $4,724 for the period from inception to
April 23, 2001.    If we cannot generate revenues, you may lose your
entire investment.

2. You will experience immediate dilution of at least 55% of your investment if we raise the entire offering amount and of at least 71% of your investment if we raise the minimum offering amount.

Immediately after the offering, if we raise the entire amount, the book value per common share will be $.45 or 55% less than the offering
price.   If we only raise $2,500,000, the book value per common share will be $.29 or 71%.

3.   We currently have insufficient funds to fund our operations.
You may lose your entire investment if we cannot raise the additional funds and our operations cease.

We do not have sufficient working capital to fund operations.  We need
to successfully complete this offering.   If we cannot raise the
necessary funds, our operations will cease and you may lose your
entire investment.   We do not have any funding arrangements in place
with any third party or affiliates.

Our need for additional financing could further dilute your interest.

4. We may not be able to develop products from our unproven technology.

We are developing miniature digital receivers.    This technology,
that we believe will be able to send and receive data and be located by global positioning system technology and other methods to monitor assets and at-risk individuals, is not yet being sold to customers and is still undergoing additional development. Our ability to develop and commercialize products will depend on our ability to develop our products internally on a timely basis or to enter into arrangements with third parties to provide these functions. If we fail to develop and commercialize products successfully and on a timely basis, it could have a material adverse effect on our business, operating results and financial condition.

5. We will be subject to restrictions imposed by government regulation.

We will be subject to federal, state and local regulation in the United States and other countries, and we cannot predict the extent to which it may be affected by future legislative and other regulatory developments concerning our products and markets.

Our contracts with distributors will require the distributor to obtain all necessary regulatory approvals from the governments of
the countries into which they sell our products.   However, any
such approval may be subject to significant delays. Some regulators also have the authority to revoke approval of previously approved products for cause, to request recalls of products and to close manufacturing plants in response to violations. Any actions by these regulators could materially adversely affect our business.

6. If our wireless communications technology does not perform in a manner that meets customer expectations, we will be unable to attract and retain customers.

Customer acceptance of the services we offer will be affected by technology-based differences and by the operational performance and reliability of system transmissions on our digital products. We may have difficulty attracting and retaining customers if we are unable to address and resolve satisfactorily performance or other transmission quality issues as they arise.

7. Our channels of distribution for our digital products and services are not as extensive as some of our competitors, which may limit our ability to compete effectively.

Many of our competitors have established long-standing extensive networks of retail locations, including locations dedicated solely to the competitor's products, and multiple distribution channels and therefore have access to more potential customers than we do. As we develop and expand our retail subscriber base through increased reliance on indirect distribution channels, as price competition in the wireless industry intensifies and as our product and service offerings begin to attract increasing numbers of individual and non-business users, our average revenue per digital handset may decrease and our customer retention may be adversely affected.

8. If we do not keep pace with rapid technological changes, we may not be able to attract and retain customers.

The text messaging industry is experiencing significant technological
change.   Digital technology could become obsolete.   We rely on
digital technology that is not compatible with, and that competes with, other forms of digital and non-digital voice communication technology.

Competition among these differing technologies can:

 	- 	segment the user markets, which could reduce demand
for specific technologies, including our technology;

 	- 	reduce the resources devoted by third party suppliers
which supplies our current digital technology, to developing or improving the technology for our systems; and

 	- 	adversely affect market acceptance of our services.

The digital technology that we use may not successfully compete with the other forms of communication technologies. Further, new digital or non-digital communication transmission technology may be developed that could cause our existing technology to become obsolete or otherwise impair market acceptance of our services.

9. Concerns about health risks associated with wireless equipment may reduce the demand for our services.

Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. The actual or perceived risk of mobile communications devices could adversely affect us through a reduction in subscribers, reduced network usage per subscriber or through reduced financing available to the mobile communications industry. Further research and studies are ongoing and we cannot be sure that these studies will not demonstrate a link between radio frequency emissions and health concerns.


                     FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of
strategy that involve risks and uncertainties.   We have made the
forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Trap & Track, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Trap & Track, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                    SELLING SECURITY HOLDER

The following table sets forth certain information with respect to the selling security holder as of May 31, 2001. An asterisk indicates if their common stock ownership is less than one percent.

                                 Beneficial
                                Ownership of
                               Common Stock as        Maximum Number of           Amount and % of
                               Of May 31,          Shares of Common Stock      Common Stock after the
           Name                     2001              Offered for Sale                  Sale
-----------------------------  ---------------     ----------------------     -----------------------
                                                                                 Number           %
                                                                                --------      --------
Alan Josselyn                     1,300,000                  80,000               1,220,000      24.40%

The above table assumes that the selling security holders will sell
all of the shares of common stock offered hereby.   We cannot assure
you that the selling security holders will sell all or any of the shares offered hereunder.


                             TRAP & TRACK

General Corporate History.   Trap & Track's principal executive and
administrative offices are at 456 East State Street, Suite 500, American Fork, UT 84003, telephone number 801-756-9946. We have not yet had a need to rent our own facilities. We intend to pay $100 per month to Daniel Wolfe, president/director for the use of his personal equipment and supplies, as needed.

Business Activities.   We shall develop and market text messaging in a
wireless monitoring and radio tracking device to secure mobile
property and individuals such as children and elderly.   The PPSD uses
common radio frequency, GPS, cellular technologies and several types of motion and light sensor devices combined in a way to provide an affordable end-use location device with maximum flexibility and control.

The Product.   The PPSD is a combination of commonly used electronic
items.   A digital and/or analog cellular transceiver is connected to:

   - an electronic switch that can be activated by means of a remote transmission from any telephone or a wireless transmitter such as is commonly used to unlock automobiles.
   -   a visual motion and shock sensor and other triggering devices,
and
   -   a tracking signal device that is only activated when the
trigger is disturbed.   This transmitter device is simple similar to
those used to tag and track wildlife or can be sophisticated similar to a GPS system now in use by many outdoorsman.

The entire device is built as a minature single unit and is powered by
a long-life rechargeable battery also contained within the unit.   The
unit is compact designed to be inconspicuous.   Once it is activated,
it cannot be removed without setting off the trigger, although the sensitivity of the trigger can be adjusted to allow for normal wind movement and other natural phenomenon.

If the unit is disturbed, it will automatically send a silent signal to the property owner's cell phone or pager, per its pre-programmed
instructions.   Each PPSD gives a different signal when calling the
owner's cell phone, so that multiple units can be programmed to call the same phone. The cellular transceiver will also send to the owner's telephone any sounds or video, if so equipped, it picks up in the immediate vicinity, allowing the owner real-time monitoring capability so he or she can better determine the source of the
disturbance.   The owner can then determine whether to call the police
or to investigate the disturbance personally.   When the trigger is
disturbed, the cellular transceiver also activates the tracking transmitter so that the property can be followed if it is moved to a new location, greatly aiding in recovery.

The PPSD is totally silent so that it does not frighten the intruder away, but allows the person monitoring to respond. The PPSD may be adapted to be activated with a panic button or water sensor and attached to children, joggers, the elderly, etc. The tracking feature can be activated remotely from any telephone and tracking can then take place immediately

The price of the PPSD has yet to be determined but it is estimated that the wholesale and retail price of Prototype I will be $400 and $800 respectively

The PPSD provides property owners with the following functionality:

   - They can activate the system by remote telephone to either arm or disarm the system.

   - They can activate it remotely anytime they want to hear what is going on in the immediate vicinity of their property. They can listen in from any telephone wherever they happen to be.

   - They can activate the tracking signal from any telephone at any time so that it can be tracked even if the alarm call is missed.

   - They can deactivate it themselves if the property is being moved by a trusted employee, friend or family member rather than a thief.

   - They can alert law-enforcement officials if a theft is in progress.

   -   They can move the device from one piece of property to another.

   - They can choose to delegate monitoring to a family member, employee, or professional monitoring company. They do not pay monthly monitoring fees unless they choose to.

   - They can even give the device to children or adults so they can listen in on activity and tract where-a-bouts, alleviating worry and identifying trouble possibly before the police would normally be able to take action.

   - They can subscribe to our tracking and recovering services which allow them more functionality of all the services.

Target Markets.   The first commercial application for the PPSD will
be in the construction industry and all equipment manufacturers,
including automobiles.   Insurance companies shall also be targeted.
Contractors can use the PPSD to reduce the costs they incur from losses due to stolen materials, tools, equipment and off-road
vehicles.   Unlike padlock systems, fences and tool identification
systems, the PPSD will allow for a constant monitoring of tools and equipment and even at-risk individuals by the owner or tracking and
recovery rather than just acting as a deterrent.   The PPSD will be
more cost-effective than installing stationary alarm systems or hiring
security guards.   And the PPSD will give the contractor control over
whether to prosecute the offender or simply fire an employee offender. According to Contractor Magazine dated October 1999, more than 85% of construction job site theft is performed by employees.

After achieving acceptance in the construction industry, the PPSD will
be targeted to the weekend outdoorsman or woman.   With its
weatherproofing, rugged construction and small size, the PPSD could be
used for securing personal equipment and all types of vehicles.   With
its combination of radio, cellular and GPS transmissions, the device
is designed to function even in the most remote locations.   The PPSD
can also be used for travelers to secure briefcases, cameras, laptops and other equipment.

Later models of the PPSD may be sold to parents, teachers and the elderly population as a personal safety device. We believe the capability for a third party to activate the tracking and monitoring features silently and remotely enabling immediate response to trouble makes the PPSD potentially attractive for this market.

Market Opportunity.   According to the National Burglar and Fire Alarm
Association, the market for residential and business security products
is expected to be more than $19 billion in 2001.   The industry has
experienced a steady growth for the last twenty years, and spending on electronic security products and services is now growing at an
estimated 8.7 percent per year.   STAT Resources, Inc. reports that
more than 12 million businesses and over 30 million residences have alarm systems installed, and ninety percent of police officers believe
alarms deter burglary attempts.   Temple University observes that
homes without security systems are three times more likely to be broken into than homes with security systems, while un-alarmed businesses are four and one half times more likely to be burglarized. The construction industry as a whole has not yet benefited from
improved security technology.   The Associated Equipment Distributors
group reveals that only 10% of stolen construction vehicles are ever
recovered, compared with 75% recovery of stolen automobiles.   The
Construction Industry Crime Prevention Program observed that only $4 million of stolen construction property has been recovered over the last 27 years in Northern California, with estimated losses in that region over the same period numbering in the tens of billions.

Construction vehicle thefts add up to more than $1 billion annually, and Contractor Magazine estimates that between 5 and 20% of the cost of building a subdivision goes directly to replace stolen tools and equipment, directly impacting the bottom line for insurance companies,
contractors and consumers.   In August 2000, The Wall Street Journal
noted that construction theft was a "very lucrative business."

Several antitheft initiatives have been launched over the last two years, including the TracSat program sponsored by the Construction Industry Manufacturer's Association, the U.S. Tractor Group's 17-digit vehicle numbering system and the regional Construction Industry Crime
Prevention Programs.   These initiatives are expected to raise
awareness among contractors and employees as to the high cost of theft and provide some slowdown of the losses.

Most of these programs are led by equipment manufacturers and dealers and they are geared toward centralized tracking of rental equipment
and vehicles still on dealer lots.   As a result, smaller tools and
most vehicles are unprotected while on job sites.   The PPSD allows
contractors to take tangible steps to secure their own property.

Implementation Plan.   Trap & Track shall follow a phased approach to
commercializing its invention:

   -   Prototype I:  First Generation - completed
          - Built working first generation prototype
          - Demonstrated prototype to industry insiders
          - filed patent application
          - retained professionals
          - complete business plan

   -   Proptotype II: Second Generation - three months
          - Further compact the technology
          - create second generation prototype
          - Produce 100 of the units
          - Beta test the units with early adopters
          - complete projections
          - Miniaturize and weatherproof the technology
          - Hire development, product management and marketing staff

   -   Productize - seven months
          - Finalize product features, models and pricing
          - Secure manufacturing relationships
          - Develop construction industry alliances
          - Create advisory board and expanded board of directors
          - Implement marketing plan

   -   Launch - twelve months
          - Release first mass-produced products to market
          - Take in first revenue
          - Test and refine the distribution channel
          - Begin manufacturing on mass scale
          - Achieve widespread acceptance in construction industry
          - Hire senior executive staff, sales representatives and customer support
          - Complete patent process

   -   Growth - thirteen months
          - Release second and third models of product
          - Obtain customer base in construction industry
          - Obtain acceptance among early adopters in RV and personal safety industries

We have not generated any revenues from these activities at this time. As volume of business increases, expenses will also increase as our employees begin to draw salaries. Upon successful completion of the offering, we will enter into written employment agreements with our
current officers and key employees yet to be named.   To date, no
specific terms have been negotiated.

Distribution.   We intend to sell our product through institutional
sales through the use of licensing royalties and leasing to equipment manufacturers, insurance companies and cell phone companies.

We shall make wholesale and retail sales to alarm companies and mass merchandisers.

We will utilize direct marketing through the internet to make corporate sales to general contractors and consumers.\

Recovery Services Revenue Center.   We will enter into contractually
cooperative recovery service with insurance companies for tracking and
recovering stolen assets.   The insurance companies will pay us a
negotiated percentage of the fair market value of the recovered assets.

Patents and Trademarks.   The president of Trap & Track filed a patent
application (#60/230/608) in 2000 to protect the PPSD technology.
The application has been accepted and the patent is pending approval.

Competition.   We will compete by price and service.   The prices or
price ranges for our products and service will vary depending on options and models provided.

The market for security products is highly competitive and competition is expected to continue to increase significantly. There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify.

We will compete with alarm companies; fleet management solutions which are mega-applications for the purpose of monitoring assets, tracing shipments and evaluating workflow; and individual vehicle tracers such as LoJack Corporation which developed a radio frequency system for automobiles.

Although we currently believe that the diverse segments of the market will provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments. We will compete on the basis of price and quality with many other providers of security devices.

Government Regulation.    There are no specific regulations that cover
the manufacture of our product. Since we are building the PPSD by integrating existing technologies through the purchase of Federal Communications Commission licensee qualified components, we do not anticipate the need for any FCC licensing at this point.

There are government regulations regarding the use of the radio frequencies that will not have a material effect on our operations.
We may need to bid for a certain block of frequency.   The frequencies
are available but we will need to enter into the appropriate contracts.


Consulting Agreement. In May 2001, Trap and Track entered into an oral consulting agreement with Alan Josselyn for $5,000 per month. No termination date was determined. Mr. Josselyn provides general business consulting.

                         USE OF PROCEEDS

Assuming all of the common shares are sold, the net proceeds of the
offering will be used as set forth in the following tables.   We may
not raise sufficient capital to expand our operations.



                            Assuming                            Assuming
                          $250,000 raised        %         $1,000,000 raised          %
Gross proceeds              $  250,000           100.00%          $1,000,000        100.00%
Commissions                     25,000            10.00%             100,000         10.00%
Offering expenses               38,778            15.51%              38,778          3.88%
                            ----------        ----------         -----------      ---------
Net proceeds                $  186,222            74.49%          $  861,222         86.12%




Salaries                        52,000                                52,000
Patents                         41,000                                41,000
Miniaturization                 10,000                                10,000
Marketing                       10,000                                10,000
Manufacturing costs             19,500                               125,000
General and administrative      37,000                               111,000
Advertising                      6,722                               112,222
Cash Reserves                   10,000                               400,000

      Total Expended        $  186,222            74.49%          $  861,222         86.12%


                            Assuming                            Assuming
                          $2,500,000 raised        %         $5,000,000 raised          %
Gross proceeds              $2,500,000           100.00%          $5,000,000        100.00%
Commissions                    250,000            10.00%             500,000         10.00%
Offering expenses               38,778            15.51%              38,778           .78%
                            ----------        ----------         -----------      ---------
Net proceeds                $2,211,222            88.45%          $4,461,222         89.22%

Salaries                        52,000                                52,000
Patents                         41,000                                41,000
Miniaturization                 10,000                                10,000
Marketing                       10,000                                10,000
Manufacturing costs            950,000                             1,700,000
General and administrative     222,000                               440,000
Advertising                    326,222                               408,222
Cash Reserves                  600,000                             1,800,000
Research and Development       300,000                               600,000
Generation IV
      Total Expended        $2,211,222            88.45%          $4,461,222         89.22%



We do not currently have sufficient capital to meet our financial needs for the next twelve months. Trap & Track anticipates that the proceeds from this offering, together with projected cash flow from operations, will be sufficient to meet estimated capital expenditures for the next twelve months. If cash flows do not develop as anticipated, Trap & Track will be required to try to obtain additional sources of capital, yet to be identified.

The actual allocation of funds will depend on Trap & Track's success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Pending application by Trap & Track of the net proceeds of this offering, the proceeds will be invested in short-term, interest-bearing instruments.


                             DILUTION

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the various levels as described below.



Assuming $250,000 sold

Offering price                                                                           $1.00
Net tangible book value per common share before offering              $0.00
Increase per Share attributable to investors                          $0.04
Pro Forma net tangible book value per common share after offering                        $ .04
                                                                                         ------
Dilution to investors                                                                    $ .96
Dilution as a percent of offering price                                 96%

Assuming $1,000,000 sold

Offering price                                                                           $1.00
Net tangible book value per common share before offering              $0.00
Increase per Share attributable to investors                          $0.14
Pro Forma net tangible book value per common share after offering                        $ .14
                                                                                         ------
Dilution to investors                                                                    $ .86
Dilution as a percent of offering price                                 86%

Assuming $2,500,000 sold

Offering price                                                                           $1.00
Net tangible book value per common share before offering              $0.00
Increase per Share attributable to investors                          $0.29
Pro Forma net tangible book value per common share after offering                        $ .29
                                                                                         ------
Dilution to investors                                                                    $ .71
Dilution as a percent of offering price                                 71%

Assuming $5,000,000 sold

Offering price                                                                           $1.00
Net tangible book value per common share before offering              $0.00
Increase per Share attributable to investors                          $0.45
Pro Forma net tangible book value per common share after offering                        $ .45
                                                                                         ------
Dilution to investors                                                                    $ .55
Dilution as a percent of offering price                                 55%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering.


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS

Trends and Uncertainties. Demand for Trap & Track's project will be dependent on, among other things, market acceptance of the Trap & Track concept, the quality of its services, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of Trap & Track's activities will be the receipt of revenues from the sale of products and monitoring services and recovery fees, Trap & Track's business operations may be adversely affected by Trap & Track's competitors and prolonged recessionary periods.

Capital and Source of Liquidity. All of the initial working capital has been obtained from the sale of common shares to the current officers, directors and principal shareholder ($1,000 and reimbursement of expenses at $4,000) and loans from Daniel Wolfe,
president and Alan Josselyn, consultant of $5,473.    We do not have
the liquidity to fund our operations and will require additional
capital.   We currently have no working capital and will rely on
further loans to continue operations until completion of the offering. Trap & Track requires these additional loans and proceeds from this
offering to expand our current and strategic business plans.   We do
not have any funding arrangements with any third party or any affiliates.

For the period from inception on April 23, 2001 through April 23, 2001, we received proceeds from the sale of common stock of $1,000 resulting in net cash provided by financing activities of $1,000.

For the period from inception on April 23, 2001 through April 23, 2001, we made payments for patents pending of $2,580.

On a long-term basis, liquidity is dependent on continuation and expansion of operation and receipt of revenues, additional infusions
of capital, and debt financing.   Trap & Track believes that
additional capital and debt financing in the short term will allow Trap & Track to increase its marketing and sales efforts and thereafter result in increased revenue and greater liquidity in the long term. However, there can be no assurance that Trap & Track will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.  Since inception, Trap & Track has not received
any revenues from operations.   For the period from inception to April
23, 2001, we had a net loss of $4,724.   Operating expenses were
$4,724 and consisted of payments for patents pending of $2,580, research and development costs of $912 and other expenses of $1,232.

Plan of Operation.   Trap & Track is in the development stage and has
not conducted any significant operations to date or received operating revenues. Trap & Track can satisfy our cash requirements in the next
twelve months if we can successfully complete this offering.     We
will need to conduct further research and development regarding our business plan.

Other than described in the use of proceeds section, we do not expect
to purchase any plant or significant equipment.   If the offering is
successful, we do expect significant changes in the number of employees to conduct operations.

Trap & Track may experience problems; delays, expenses, and difficulties sometimes encountered by an enterprise in Trap & Track's stage of development, many of which are beyond Trap & Track's control. These include, but are not limited to, unanticipated problems relating to the development of the system, manufacturing costs, production and marketing problems, additional costs and expenses that may exceed current estimates, and competition.

             DETERMINATION OF OFFERING PRICE

The offering price of the common shares were arbitrarily determined by Trap & Track without any consideration of the actual value of our company or what the market might pay for our stock.


             PLAN OF DISTRIBUTION

Plan of Distribution. The common shares are being offered on a self underwritten basis by officers and directors of Trap & Track and selected broker/dealers.

The common shares may be offered by selected broker/dealers.
We have not entered into any plans or arrangements with broker/dealers to sell the offering. Selected broker/dealers, if any, will receive the standard industry commission not to exceed 10% of the offering price.

No Escrow Account   Trap & Track has not established an escrow
account.   There is no minimum offering amount.   Any proceeds
received will be immediately deposited in the operating account of Trap & Track.

Offering Period. The offering period will commence on the date of this prospectus and will terminate on March 31, 2002.


                        MANAGEMENT

Executive Officers and Directors

Our executive officers and directors and their business experience follows:

Name                                            Position

Daniel Wolfe, age 50                        President/CEO/Director

Marion Hale Markle, age 41                  Treasurer/CFO

Victor Christensen, age 42                       Director

Kevin Johanson, age 41                      Director/Patent Attorney

Lonnie Adams, age 41                        Chief Technology Officer

Resumes:

Daniel Wolfe.   Mr. Wolfe has been president, chief financial officer
and a director of Trap & Track since inception.   From February 1997
to February 1999, Mr. Wolfe was project manager for Aspen Coast, a multi-million dollar construction company that specialized in
commercial construction.   From July 2000 to present, Mr. Wolfe has
been president and CEO of Red Wolf Adventures, Inc., a company that
conducts retail sales.   From December 1999 to present, Mr. Wolfe has
been president of Red Wolf Development, Inc., a small commercial and residential construction and landscaping company. Mr. Wolfe earned an associate degree from Brigham Young University in 1972 and a bachelors degree from Brigham Young University in 1986.

Marion Hale Markle.   Mr. Markle has been chief financial officer and
treasurer of Trap & Track since inception.   From 1991 to 1999, Mr.
Markle was chief financial officer/controller for Stretch Forming Corporation, a manufacturing and distribution company operating in the
aerospace, automotive and building industries.   From 1999 to 2001,
Mr. Markle was chief financial officer for Travelinput (BookIt.com), a
startup travel company.   Mr. Markle is currently chief financial
officer of Advanced Online Marketing, a startup internet marketing
company.   Mr. Markle earned a bachelor of science degree in computer science with major emphasis in systems design and data management from Brigham Young University in 1984 and a master of business administration with an emphasis in finance and accounting from Brigham Young University in 1986.

Victor Christensen.   Mr. Christensen has been director of Trap &
Track since inception.   From February 1994 to present, Mr.
Christensen has been instrumentation and process control manager of

Geneva Steel Co., a steel production company with approximately 2000 employee. Mr. Christensen directly supervised 40 of those employees. Mr. Christensen earned a bachelor of science degree in electronic engineering technology from Weber State University in 1989.

Kevin K. Johanson.   Mr. Johanson has been a director of Trap & Track
since inception.   Mr. Johanson has been a registered patent attorney
with Workman, Nydegger & Seeley from 1996 to present.   Mr. Johanson
obtained a bachelor of science degree in electrical engineering from Brigham Young University in 1986 and a master's degree in electrical
engineering from Brigham Young University in 1987.   Mr. Johanson
earned a juris doctorate degree from Arizona State University College of Law in December 1996 with an emphasis on patents, licensing, copyrights and trade secrets.

Kevin K. Johanson is the brother-in-law of Marion Markle.

Lonnie N. Adams.   Mr. Adams has been a chief technical officer since
inception.   Mr. Adams has worked in various positions for Evans &
Sutherland Computer Co. since 1986 to present. From 1986 to 1989, Mr. Adams worked as a system tech technician, from 1989 to 1995, Mr. Adams was a test engineer and from 1995 to present, Mr. Adams has worked at Evans & Sutherland as a hardware design engineer.

Mr. Adams earned a bachelor of science degree in electrical engineering from the University of Utah in 1997 and an associate of applied science electronic technology from Utah Valley State College in 1986.

Remuneration.  To date, no material compensation has been paid to the
officers of Trap & Track.   Upon successful completion of the
offering, we will enter into written employment agreements with our current officers and key employees yet to be named.

Employee Incentive Stock Option Plan. The shareholders and the directors, at their organizational meeting, adopted an employee incentive stock option plan pursuant to the regulations of the Internal Revenue Service. The plan provides for a pool of authorized, but unissued common shares to be reserved for issuing to key executives, employees and consultants pursuant to the plan. Up to 1,000,000 options may be granted. The Board of Directors plans to elect a compensation committee to award the options from time to time. Committee members may not be grantees while serving.


                  PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of the common stock of Trap & Track by each of Trap & Track's directors and executive officers, and as a group. The beneficial owner has sole voting and investment power with respect to the Securities indicated.

There are currently 5,000,000 common shares outstanding.

The following tabulates holdings of common shares of Trap & Track (on a fully diluted basis) by each person who, subject to the above at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Trap & Track individually and as a group.

                                                Percentage of
                            Number & Class      Common Shares
Name and Address             of Shares          Prior to offering

Daniel Wolfe                    3,500,000             70.00%
456 State Street, Suite 500
American Fork, Utah 84003

Marion Hale Markle                      0              0.00%
5843 W. Avonmore Circle
Highland, Utah 84003





Victor Christensen                200,000              4.00%
445 South 1500 East
Pleasant Grove, Utah 94062


Kevin Johanson                         0               0.00%
456 State Street, Suite 500
American Fork, Utah 84003

Lonnie Adams                           0               0.00%
10757 North Canyon View Drive
Highland, Utah 84003

All Directors & Officers
as a group (5 persons)         3,700,000              74.00%

Alan Josselyn(1)               1,300,000              26.00%
10922 Panorama Drive
Highland, Utah 84003

-------------------
Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security, whether through a contract, arrangement, understanding, relationship, or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

We do not know of any arrangements including any pledge by any personnel that would result in the change and control of Trap & Track.

(1)Mr. Josselyn may be deemed to be a promoter of Trap & Track.   Mr.
Josselyn is presently on parole with the Utah Department of Corrections until March 8, 2003 for Securities Sale/Purchase and
Securities Fraud, Case No. 971400734.


                       INDEMNIFICATION

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the
Securities Act of 1933.   The Utah Business Corporation Code allows a
company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Utah law are met, officers, directors, employees, and agents of Trap & Track may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Trap & Track. Trap & Track has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.


                 CERTAIN TRANSACTIONS

Trap & Track has not yet had a need to rent its own facilities. We intend to pay $100 per month to Daniel Wolfe, president, secretary and director for the use of his personal equipment supplies, as needed.

Daniel Wolfe, Victor Christiansen and Alan Josslynn, officers, directors and shareholders of Trap & Track have paid expenses totaling
$5,473 on behalf of Trap & Track.   No interest has been accrued on
these loans and no specific payback provisions have been determined.


                  DESCRIPTION OF SECURITIES

Trap & Track is authorized to issue 40,000,000 common shares, $.001 par value per share and 10,000,000 preferred shares, $.001 par value per share. As of the date hereof, there are 5,000,000 common shares outstanding and no preferred shares outstanding.

Holders of common shares of Trap & Track are entitled to cast one vote for each share held at all shareholders meetings for all purposes. There are no cumulative voting rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Trap & Track legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefor. Trap & Track has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Trap & Track. Accordingly, future dividends, if any, will depend upon, among other considerations, Trap & Track's need for working capital and its financial conditions at the time.

Preferred Stock.   Trap & Track is authorized to issue 10,000,000
shares of preferred stock, par value of $.001.

Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of Trap & Track, after the amount of the subscription price or par value has been paid in full, shall not be subject to assessment to pay debts of the Company and no paid up stock and no stock issued as fully paid shall ever be accessible or assessed.

Transfer Agent. Interwest Transfer Company, Inc. located in Salt Lake City, Utah acts as the transfer agent for Trap & Track.

                    EXPERTS

The financial statements as of April 23, 2001 included in this prospectus, have been audited by Pritchett, Siler & Hardy, PC., independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


        INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the experts or counsel named in the prospectus is affiliated with Trap and Track.


                            LEGAL MATTERS

All legal matters with respect to the issuance of the securities offered hereby will be passed upon by the law firm of Jody M. Walker, Littleton, Colorado.

There is no litigation pending or, to our knowledge, threatened to which the property of Trap & Track is subject or to which Trap & Track may be a party. No such proceedings are known to be contemplated by governmental authorities or any other parties.

                             REPORTS

Pursuant to the Rules and Regulations of the Securities and Exchange Commission, we will provide our Investors with Annual Reports containing audited financial statements, together with Quarterly Reports containing unaudited financial statements and Interim Reports containing information regarding relevant information about the operations of Trap & Track.

                             FINANCIAL STATEMENTS

TRAP & TRACK TECHNOLOGIES, INC.
 [A Development Stage Company]




CONTENTS

                                      Page

Independent Auditors' Report                         20

Balance Sheet, April 23, 2001                        21

Statement of Operations, from inception on
   April 23, 2001 through April 23, 2001             22

Statement of Stockholders' Equity, from inception
on April 23, 2001 through April 23, 2001             23

Statement of Cash Flows, from inception on
   April 23, 2001 through April 23, 2001             24

Notes to Financial Statements                        25

INDEPENDENT AUDITORS' REPORT

Board of Directors
TRAP & TRACK TECHNOLOGIES, INC.
Highland, Utah

We have audited the accompanying balance sheet of Trap & Track Technologies, Inc. [a development stage company] at April 23, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from inception on April 23, 2001 through April 23, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Trap & Track Technologies, Inc. [a development stage company] as of April 23, 2001 and the results of its operations and its cash flows for the period from inception on April 23, 2001 through April 23, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




Pritchett, Filer and Hardy
May 1, 2001
Salt Lake City, Utah

TRAP & TRACK TECHNOLOGIES, INC.
 [A Development Stage Company]

BALANCE SHEET

ASSETS

                                                  April 23,
                                                    2001
                                                 ---------

CURRENT ASSETS:
     Cash                                         $  1,000
                                                  --------
     Total Current Assets                            1,000
                                                  --------
OTHER ASSETS:
     Patents pending                                 2,580
     Deferred stock offering costs                  18,000
                                                  --------
     Total Current Assets                           20,580
                                                  --------
                                                 $  21,580
                                                 ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                            $  15,831
     Loan payable - related party                    5,473
                                                 ---------
     Total Current Liabilities                      21,304
                                                 ---------

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value,
          10,000,000 shares authorized,
          no shares issued and outstanding              -
     Common stock, $.001 par value,
          40,000,000 shares authorized,
          5,000,000 shares issued and
          outstanding                               5,000
     Capital in excess of par value                     -
     Deficit accumulated during the
           development stage                       (4,724)
                                                ---------

     Total Stockholders' Equity                       276
                                                ---------
                                                $  21,580
                                                ---------


The accompanying notes are an integral part of this financial statement.

TRAP & TRACK TECHNOLOGIES, INC.
 [A Development Stage Company]

STATEMENT OF OPERATIONS


                                                  From Inception
                                                   on April 23,
                                                   2001 Through
                                                    April 23,
                                                       2001
                                                  --------------

REVENUE                                             $         -

EXPENSES:
     General and Administrative                           4,724
                                                    -----------
LOSS BEFORE INCOME TAXES                                 (4,724)

CURRENT TAX EXPENSE                                           -

DEFERRED TAX EXPENSE                                          -
                                                    -----------


NET LOSS                                               $ (4,724)
                                                    -----------

LOSS PER COMMON SHARE                                  $   (.00)
                                                    -----------



The accompanying notes are an integral part of this financial statement.

TRAP & TRACK TECHNOLOGIES, INC.
[A Development Stage Company]

STATEMENT OF STOCKHOLDERS' EQUITY

FROM THE DATE OF INCEPTION ON APRIL 23, 2001

THROUGH APRIL 23, 2001

                                                                                               Deficit
                                                                                             Accumulated
                                 Preferred Stock           Common Stock       Capital in      During the
                              ---------------------      ----------------      Excess of     Development
                              Shares         Amount      Shares    Amount      Par Value        Stage
                              ------         ------      ------    ------     -----------    -------------
BALANCE, April 23, 2001             -        $    -           -    $     -      $       -     $       -

Issuance of 5,000,000
  shares common stock for
  $1,000 cash and for
  reimbursement of $4,000
  of expenses paid on behalf
  of the Company, April 23, 2001     -            -    5,000,000     5,000               -            -

Net loss for the period ended
  April 23, 1997                     -            -            -          -              -       (4,724)
                                 -----        -----     --------     ------        -------      -------
BALANCE, April 23, 2001              -        $   -    5,000,000     $5,000        $     -      $(4,724)
                                 =====        =====    =========     ======        =======      =======



The accompanying notes are an integral part of this financial statement.

TRAP & TRACK TECHNOLOGIES, INC.
 [A Development Stage Company]

STATEMENT OF CASH FLOWS

                                                      From Inception
                                                       on April 23,
                                                       2001 Through
                                                        April 23,
                                                           2001
                                                      ----------------

Cash Flows Provided by Operating Activities:
     Net loss                                              $   (4,724)
     Adjustments to reconcile net loss to
        net cash used by operating activities:
          Stock issued for expense reimbursement                4,000
          Changes is assets and liabilities:
               Increase in deferred stock offering costs      (18,000)
               Increase in accounts payable                    15,831
               Increase in loan payable - related party         5,473
                                                           ----------
         Net Cash Provided (Used) by Operating Activities       2,580

Cash Flows Provided by Investing Activities
     Payments for patents pending                              (2,580)
                                                           ----------

         Net Cash Provided (Used) by Investing Activities      (2,580)
                                                           ----------
Cash Flows Provided by Financing Activities:
     Proceeds from issuance of common stock                     1,000
                                                           ----------

         Net Cash Provided by Financing Activities              1,000
                                                           ----------

Net Increase in Cash                                            1,000

Cash at Beginning of Period                                         -
                                                           ----------

Cash at End of Period                                       $   1,000
                                                           ----------
Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for:
     Interest                                               $       -
     Income taxes                                           $       -

Supplemental Schedule of Noncash Investing and Financing Activities:
For the period from inception on April 23, 2001 through April 23, 2001:
The Company issued 4,000,000 shares of common stock as reimbursement for $4,000 of expenses paid on behalf of the Company.




The accompanying notes are an integral part of this financial statement.

TRAP & TRACK TECHNOLOGIES, INC.
 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Trap & Track Technologies, Inc. (the Company) was organized under the laws of the State of Utah on April 23, 2001. The Company was formed to produce commercially viable personal property security devices. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Other Assets - The Company's patents pending are recorded at cost as incurred. Amortization will be calculated using the straight-line method and will be based upon estimated useful lives of the assets of 15 years, but the patents are currently still being developed.

Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

Research and Development - Research and development costs are charged to operations when incurred and are included in operating expenses. Research and development expensed during 2001 was $912.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting
Standards No. 128, "Earnings Per Share".  [See Note 7]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

TRAP & TRACK TECHNOLOGIES, INC.
 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - PATENTS PENDING

The Company has paid $2,580 to secure patents pending for personal property security devices. The patents are still being developed; therefore amortization has not yet begun. A summery of patents consists of the following:
                                                  April 23,
                                                    2001
                                                  ---------
     Patents pending for personal
        property security devices                  $  2,580

Less:  Accumulated Amortization                           -
                                                   --------
     Net Patents                                   $  2,580
                                                   ========

There was no amortization expense for the period ended April 23, 2001.

NOTE 3 - CAPITAL STOCK

Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at April 23, 2001.

Common Stock - The Company has authorized 40,000,000 shares of common stock with a par value of $.001. During April 2001, in connection with its organization, the Company issued 5,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for $1,000 cash and $4,000 of expense reimbursement (or $.001 per share).


NOTE 4 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at April 23, 2001, unused operating loss carryforwards of approximately $4,700 which may be applied against future taxable income and which expire in 2021. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $1,600 as of April 23, 2001, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $1,600 during 2001.

TRAP & TRACK TECHNOLOGIES, INC.
 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS


NOTE 5 - RELATED PARTY TRANSACTIONS

Management Compensation - The Company has not paid any compensation to any officer or director of the Company.

Office Space - The Company has not yet had a need to rent its own facilities. The Company intends to pay $100 per month to an officer/shareholder of the Company for the use of his personal office and equipment, as needed.

Loan Payable - Shareholders of the Company have paid expenses totaling $5,473 on behalf of the Company. No interest has been accrued on these loans.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                 From Inception
                                                  on April 23,
                                                  2001 Through
                                                   April 23,
                                                     2001
                                                 ------------
Loss from continuing operations
available to common shareholders
(numerator)                                    $  (4,724)
                                               ---------
Weighted average number of
common shares outstanding used
in loss per share for the period
(denominator)                                  5,000,000
                                               ---------

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

TRAP & TRACK TECHNOLOGIES, INC.
[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 8 - SUBSEQUENT EVENTS

Public Stock Offering - The Company is preparing to make a public offering of 5,000,000 shares of its previously authorized but unissued common stock. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $1.00 has arbitrarily been determined by the Company. The offering is being managed by the Company without any underwriter. The Company is having officers of the Company sell the shares without any discounts or other commissions. Stock offering costs of approximately $39,500 will be deferred and offset against the proceeds of the offering. As of April 23, 2001, stock offering costs of $18,000 have been incurred.

                            PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

The Utah Corporation Code grants to Trap & Track the power to indemnify the officers and directors of Trap & Track, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Trap & Track and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Our bylaws provide as follows:

Trap & Track shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Trap & Track, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Trap & Track or is or was serving at the request of Trap & Track as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Trap & Track and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of Trap & Track and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Trap & Track shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Trap & Track to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Trap & Track or is or was serving at the request of Trap & Track as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Trap & Track; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Trap & Track unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Trap & Track has been successful on the merits in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of this Article VII (unless ordered by a court) shall be made by Trap & Track only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Trap & Track in advance of the final disposition of such action, suit, or proceeding as authorized in this Article VII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Trap & Track as authorized in this
Article VII.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Trap & Track or who is or was serving at the request of Trap & Track as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Trap & Track would have the power to indemnify him against such liability under the provisions of this Article VII.

Item 25.  Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than underwriting commissions and expenses are estimated below.

Registration fee                      $1,390.00
Printing expenses                      5,000.00
Accounting fees and expenses           5,000.00
Legal fees and expenses               18,000.00
State securities law fees
   and expenses                        5,000.00
Stock Transfer Escrow Agent Fees       1,500.00
Miscellaneous expenses                 2,888.00
                                      ---------
Total                                 38,778.00
                                      =========

Item 26.  Recent Sales of Unregistered Securities

Since inception, Trap & Track issued 3,700,000 common shares for consideration of $.001 per common share to current directors for cash of $1,000 and reimbursement of expenses of $4,000.

In May 2001, Trap & Track issued 1,300,000 common shares to Alan
Josselyn for $1,300 in cash based on $.001 per common share.

The above issuances of common shares were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.


Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation dated
                     April 23, 2001
(3.1)             Bylaws
(4)               Specimen certificate for common stock



(5) Consent and Opinion of Jody M. Walker regarding legality of securities registered under this Registration Statement and to the references to such attorney in the prospectus filed as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Not Applicable
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Consent of Pritchett, Siler and Hardy
(24)              Not Applicable
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) to supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase
and the terms of any later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospectus, we shall file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in American Fork, Utah, as of the 25th day of June, 2001.

Trap & Track Technologies, Inc.


By  /s/ Daniel Wolfe
    ------------------------
    Daniel Wolfe
    President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following

/s/Daniel Wolfe             Chief Operating Officer    June 25, 2001
----------------------             Director
Daniel Wolfe

/s/ Marion Hale Markle
----------------------     Chief Finanical Officer      June 25, 2001
Marion Hale Markle              Director

/s/ Victor Christensen      Secretary/Director          June 25, 2001
----------------------
Victor Christensen

/s/Kevin Johanson             Director                  June 25, 2001
----------------------
Kevin Johanson

/s/Lonnie Adams
----------------------
Lonnie Adams         Chief Technology Officer/Director  June 25, 2001